UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                       June 13, 2013

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 13, 2013, ARMOUR Residential REIT, Inc. (“ARMOUR”) announced a monthly cash dividend rate of $0.07 per share will be payable to holders of ARMOUR common stock for each of the three months in the third quarter of 2013, as set forth below, continuing ARMOUR's second quarter 2013 cash dividend rate:

Holder of Record Date	Payment Date

July 15, 2013	July 30, 2013
August 15, 2013	August 29, 2013
September 16, 2013	September 27, 2013

Additionally, ARMOUR confirmed on June 13, 2013 monthly cash dividend rates of $0.171875 and $0.1640625 per share will be payable to holders of ARMOUR Series A Preferred Stock and Series B Preferred Stock, respectively, for each of the three months in the third quarter of 2013 as set forth below:

Holder of Record Date	Payment Date

July 15, 2013	July 29, 2013
August 15, 2013	August 27, 2013
September 15, 2013	September 27, 2013

A copy of ARMOUR's press release announcing the common stock dividends and confirming the preferred stock dividends is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release announcing Q3 2013 common stock dividends and confirming Q3 2013 Series A Preferred Stock dividends and Series B Preferred Stock dividends, dated June 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2013

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ James R. Mountain
Name:	James R. Mountain
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing Q3 2013 common stock dividends and confirming Q3 2013 Series A Preferred Stock dividends and Series B Preferred Stock dividends, dated June 13, 2013

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